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                                                                       EXHIBIT 1

                           ARTICLES OF INCORPORATION

                                      OF

               SECURITY CAPITAL EMPLOYEE REIT FUND INCORPORATED

     FIRST:  (1)   The name of the incorporator is Carrie Richards.

             (2) The incorporator's post office address is Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603.

             (3)   The incorporator is over eighteen years of age.

             (4) The incorporator is forming the corporation named in these Articles of Incorporation under the general laws of the State of Maryland.

     SECOND: The name of the corporation (hereinafter called the "Corporation") is Security Capital Employee REIT Fund Incorporated.

     THIRD:  (1)   The purposes for which the Corporation is formed are as
follows:

             (a) To engage in business as an open-end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended (together with the rules and regulations promulgated thereunder, the "1940 Act") and, in connection therewith, to hold, invest or reinvest its funds, and in connection therewith to hold part or all of its funds in cash, and to purchase or otherwise acquire, hold for investment or otherwise, sell, sell short, assign, negotiate, transfer, exchange or otherwise dispose of or turn to account or realize upon, securities (which term "securities" shall for the purposes of these Articles of Incorporation, without

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limitation of the generality thereof, be deemed to include any stocks, shares, bonds, financial futures contracts, indexes, debentures, structured notes, mortgages or other obligations, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets) created or issued by any issuer (which term "issuer" shall for the purposes of the charter of the Corporation, without limitation of the generality thereof be deemed to include any persons, firms, associations, corporations, syndicates, business trusts, partnerships, investment companies, combinations, organizations, governments, or subdivisions thereof) and in financial instruments (whether they are considered as securities or commodities); and to exercise, as owner or holder of any securities or financial instruments, all rights, powers and privileges in respect thereof; and to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any or all such securities or financial instruments.

             (b) To issue and sell its Shares, as hereinafter defined, in such series and classes, such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration (including, without limitation thereto, securities) now or hereafter permitted by the laws of the State of Maryland and by the charter as the Board of Directors may determine.

             (c) To purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue, redeem or cancel its shares, or to classify or reclassify any unissued shares or any shares previously issued and reacquired of any series or class into one or more series or classes that may have been established and designated from time to time, all without the

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vote or consent of the shareholders of the Corporation, in any manner and to the extent now or hereafter permitted by the charter.

             (d) To do any and all such further acts and things and to exercise any and all such further powers as may be necessary, incidental, relative, conducive, appropriate or desirable for the accomplishment, carrying out or attainment of all or any of the foregoing purposes or objects.

             (2) The Corporation may engage in any other business and shall have all powers conferred upon or permitted to corporations by the Maryland General Corporation Law. Each purpose set forth in Section (1) of this Article THIRD shall also be a power of the Corporation.

     FOURTH: The post office address of the principal office of the Corporation within the State of Maryland is c/o The Prentice-Hall Corporation System, Maryland, 11 East Chase Street, Baltimore, Maryland 21202; and the resident agent of the Corporation in the State of Maryland is The Prentice-Hall Corporation System, Maryland, 11 East Chase Street, Baltimore, Maryland 21202.

     FIFTH: Section A. Authorized Capital Stock. (a) The total number of shares of all classes of stock which the Corporation shall have authority to issue is 50,000,000, all of which shall be common shares, $.01 par value per share (individually, a "Share" and collectively, the "Shares"). The Corporation may issue and sell any of its Shares in fractional denominations to the same extent as its whole Shares, and Shares and fractional denominations shall have, in proportion to the relative fractions represented thereby, all the rights of whole Shares, including, without limitation, the right to vote, the

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right to receive dividends and distributions, and the right to participate upon liquidation of the Corporation. The aggregate par value of all authorized shares is $500,000.

     (b) The Board of Directors may reclassify any unissued Shares from time to time in one or more classes or series of stock. Prior to issuance of reclassified shares of any class or series, the Board of Directors by resolution shall: (i) designate that class or series to distinguish it from all other classes and series of stock of the Corporation; (ii) specify the number of shares to be included in the class or series; (iii) set or change, subject to the express terms of any class or series of stock of the Corporation outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (iv) cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of Maryland ("SDAT"). Any of the terms of any class or series of stock set or changed pursuant to clause (iii) of this paragraph (b) may be made dependent upon facts or events ascertainable outside the charter (including determinations by the Board of Directors or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in the articles supplementary filed with the SDAT.

     The Shares of each class may be subject to such charges and expenses (including by way of example, but not by way of limitation, redemption fees, administration plans, service plans, or other plans or arrangements, however designated) as may be adopted from time to time by the Board of Directors in accordance, to the extent applicable, with the 1940 Act,

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which charges and expenses may differ from those applicable to another class, and all of the charges and expenses to which a class is subject shall be borne by such class and shall be appropriately reflected (in the manner determined by the Board of Directors in the resolution or resolutions providing for the issue of such class) in determining the net asset value and the amounts payable with respect to dividends and distributions on and redemptions or liquidations of, such class. Subject to compliance with the requirements of the 1940 Act, the Board of Directors shall have the authority to provide that Shares of any class shall be convertible (automatically, optionally or otherwise) into Shares of one or more other classes in accordance with such requirements and procedures as may be established by the Board of Directors.

     Section B. Common Stock. The holders of the Shares shall have the following respective rights:

          1.  Voting.

              a. The holders of each class of common Shares shall be entitled to one vote per share on all matters to be voted upon by stockholders of the Corporation.

              b. All holders of each class of common Shares shall vote as a single class except with respect to any matter which affects only one or more classes of Shares, in which case only the holders of the Shares of the class or classes affected shall be entitled to vote.

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              c.  None of the holders of any Class of common Shares shall have cumulative voting rights.

          2.  Dividends and Distributions.

              (i) The holders of each Class of common Shares shall be entitled to dividends if, as and when authorized by the Board of Directors.

              (ii) No dividend, distribution, subdivision, combination or reclassification of any class of common Shares shall occur unless a like dividend, distribution, subdivision, combination or reclassification is made with respect to all other classes of common Shares. The limitation on dividends, distributions, subdivisions, combinations and reclassification set forth in this Section B.2 of Article FIFTH shall apply at any time during which Shares of two or more classes are outstanding.

           3. Liquidation. On dissolution and liquidation of the Corporation, whether voluntary or involuntary, the holders of each class of common Shares shall be entitled to receive, pro rata, any remaining assets of the Corporation. The Board of Directors may distribute in kind to the holders of the Shares of such remaining assets of the Corporation or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other corporation, trust or entity and receive payment therefor in cash, stock or obligations of such other corporation, trust or entity or any combination thereof, and may

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sell all or any part of the consideration so received, and may distribute the consideration received or any balance or proceeds thereof to holders of the Shares in accordance with Section B.2 of this Article FIFTH. The voluntary sale, conveyance, lease, exchange or transfer of all or substantially all the property or assets of the Corporation (unless in connection therewith the dissolution or liquidation of the Corporation is specifically approved), or the merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into the Corporation, or any purchase or redemption of shares of stock of the Corporation of any class, shall not be deemed to be a dissolution or liquidation of the Corporation for the purpose of this Section 3 of Article FIFTH.

          4.  Redemption.

              (a) Each holder of the Shares may require the Corporation to redeem all or any Shares owned by that holder, upon request to the Corporation or its designated agent, at the net asset value of the shares of Common Stock next determined following receipt of the request in a form approved by the Corporation and accompanied by surrender of the certificate or certificates for the shares, if any. The Board of Directors may establish procedures for redemption of Common Stock. The right of a holder of Common Stock redeemed by the Corporation to receive dividends thereon and all other rights with respect to the shares shall terminate at the time as of which the redemption price has been determined, except the right to receive the redemption price and any dividend or distribution

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to which that holder had become entitled as the record stockholder on the record date for that dividend.

              (b) Except as provided in the next sentence of this paragraph (b), Shares of any class hereafter issued which are redeemed, exchanged, or otherwise acquired by the Corporation shall return to the status of authorized and unissued Shares of such class. Upon the redemption, exchange, or other acquisition by the Corporation of all outstanding Shares of any class hereafter issued, such Shares shall return to the status of authorized and unissued shares without designation as to class and all provisions of the charter relating to such class (including, without limitation, any articles supplementary or other provision of the charter establishing or fixing the rights and preferences of such class), shall cease to be of further effect and shall cease to be a part of the charter.

              (c) The determination as to any of the following matters made by or pursuant to the direction of the Board of Directors consistent with the charter and in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of duties, shall be final and conclusive and shall be binding upon the Corporation and every holder of Shares of its stock. The amount of the obligations, liabilities and expenses of each class of the Corporation; the amount of the net income of each class of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends or other distributions on each class; the amount of paid-in surplus, other surplus, annual or other net profits, or net assets in excess of capital or undivided profits of each class; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any

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reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the market value, or any sale, bid or asked price to be applied in determining the market value, of any security owned or held by the Corporation; the fair value of any other asset owned by the Corporation; the number of Shares of each class of the Corporation issued or issuable; any matter relating to the acquisition, holding and disposition of securities and other assets by the Corporation; and any question as to whether any transaction constitutes a purchase of securities on margin, a short sale of securities, or an underwriting of the sale of, or participation in any underwriting or selling group in connection with the public distribution of any securities.

              (d) Payment for Shares redeemed by the Corporation shall be made by the Corporation within seven business days of such surrender out of the funds legally available therefor, provided that the Corporation may suspend the right of the stockholders to redeem shares of Common Stock and may postpone the right of those holders to receive payment for any shares when permitted or required to do so by applicable statutes or regulations. Payment of the aggregate price of shares surrendered for redemption may be made in cash or, at the option of the Corporation, wholly or partly in such portfolio securities of the Corporation as the Corporation shall select.

          5. No stockholder shall be entitled to any preemptive right other than as the Board of Directors may specifically establish.

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     SIXTH:    The number of directors of the Corporation shall be one. The number of directors of the Corporation may be changed pursuant to the Bylaws of the Corporation. The name of the initial director who shall serve until the first annual meeting or until his successor is duly chosen and qualifies is Anthony R. Manno, Jr.

     SEVENTH: The following provisions are inserted for the purpose of defining, limiting and regulating the powers of the Corporation and of the Board of Directors and stockholders.

          (a) In addition to its other powers explicitly or implicitly granted under the charter, by law or otherwise, the Board of Directors of the
Corporation:

               (i) is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation;

               (ii) may from time to time determine whether, or what extent, at what times and places, and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or document of the Corporation except as specifically conferred by statute or as specifically authorized in writing by the Board of Directors of the Corporation;

               (iii) is empowered to authorize, without stockholder approval, the issuance and sale from time to time of Shares whether now or hereafter authorized;

               (iv) is authorized to adopt procedures for determination of the net asset value of shares of any class of the Corporation's stock; and

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               (v)   may authorize dividends or other distributions out of funds legally available therefor on Shares, payable in such amounts and at such times as it determines, including authorizing by means of a formula or similar method and including dividends or other distributions authorized or payable more frequently than meetings of the Board of Directors.

          (b) Notwithstanding any provision of the Maryland General Corporation Law permitting or requiring any action to be taken or authorized by the affirmative vote of the holders of a designated proportion greater than a majority of the Shares or the votes entitled to be cast, any such action shall be effective if taken or authorized upon the affirmative vote of a majority of all the Shares entitled to be cast thereon.

          (c) The presence in person or by proxy of the holders of Shares entitled to cast one-third of the votes entitled to be cast shall constitute a quorum at any meeting of the stockholders, except with respect to any matter which, under applicable statutes or regulatory requirements, requires approval by a separate vote of one or more classes of stock, in which case the presence in person by proxy of the holders of shares entitled to cast one-third of the votes entitled to be cast on the matter shall constitute a quorum.

          (d) Any determination made in good faith by or pursuant to the direction of the Board of Directors, as to the amount of the assets, debts, obligations, or liabilities of the Corporation, as to the amount of any reserves or charges set up and the

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propriety thereof, as to the time of or purpose for creating such reserves or charges, as to the use, alteration or cancellation of any reserves or charges (whether or not any debt, obligation, or liability for which such reserves or charges shall have been created shall be then or thereafter required to be paid or discharged), as to the value of or the method of valuing any investment owned or held by the Corporation, as to market value or fair value of any investment or fair value of any other asset of the Corporation, as to the allocation of any asset of the Corporation to a particular class or classes of the Corporation's stock, as to the charging of any liability of the Corporation to a particular class or classes of the Corporation's stock, as to the number of Shares of the Corporation outstanding, as to the estimated expense to the Corporation in connection with purchases of its Shares, as to the ability to liquidate investments in orderly fashion, or as to any other matters relating to the issue, sale, redemption or other acquisition or disposition of investments or Shares of the Corporation, shall be final and conclusive and shall be binding upon the Corporation and all holders of its Shares, past, present and future, and Shares of the Corporation are issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid.

     EIGHTH: (1) The Corporation shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner or trustee of another

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corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former director or officer of the Corporation. The Corporation shall have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

          (2) To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a Maryland corporation, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article EIGHTH, nor the adoption or amendment of any other provision of the charter or Bylaws of the Corporation inconsistent with this Article EIGHTH, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

     NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in the charter in the manner now or hereafter prescribed by the laws of the State of Maryland, including any amendment which alters the contract rights, as expressly set forth in the charter, of any outstanding stock, and all rights conferred upon stockholders herein are granted subject to this reservation.

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     IN WITNESS WHEREOF, the undersigned, being the incorporator of the
Corporation, has adopted and signed these Articles of Incorporation and does hereby acknowledge that the adoption and signing are her act.

Dated: January 22, 1997


                                 /s/ Carrie Richards
                                 ------------------------------------
                                 Carrie Richards

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